SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2005

                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-29299                                             41-1457090
(Commission File Number)                                    (IRS Employer
                                                         Identification No.)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 944-7777
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      In its meeting on June 29, 2005, the Board of Directors of CorVu Corporation (the "Company") increased the number of shares authorized to be issued under the Company's 1996 Stock Option Plan from 4,500,000 shares to 8,000,000 shares. This amendment to the Stock Option Plan will be submitted to the Company's shareholders for their approval at the next annual meeting of the Company.

      On August 1, 2005, the Company entered into an Employment Agreement with Joseph Caffarelli. Pursuant to the agreement, Mr. Caffarelli will serve as the Company's President and Chief Executive Officer beginning August 1, 2005. Under the agreement, Mr. Caffarelli will receive an annual base salary of $250,000 per year, plus, in accordance with criteria established by the Company's Board of Directors in consultation with Mr. Caffarelli, a performance bonus of up to 80% of his base salary for the applicable performance period. Upon termination of the agreement due to a change of control, Mr. Caffarelli will receive a bonus in an amount equal to eighteen months of his then-current annual base salary, plus any performance bonus he is otherwise entitled to. On August 1, 2005, the Company also granted to Mr. Caffarelli seven year options to purchase 2,850,000 shares of the Company's Common Stock at a price of $0.265 per share, which constituted the average of the closing "bid" and "asked" prices quoted for the Company's stock on August 1, 2005. The options were granted under the Company's 1996 Stock Option Plan. Twenty-Five percent of the options will vest on the first anniversary of the date of grant, and the remainder will vest in thirty-six equal monthly installments commencing on the 15th day of the month following the anniversary date, subject to Mr. Caffarelli's continued employment. The agreement has a term of twenty-four months and will be automatically renewed for additional twenty-four months periods unless terminated earlier by either party.

Item 1.02 Termination of a Material Definitive Agreement.

      The Company and its previous President and Chief Executive Officer, Justin
M. MacIntosh, mutually agreed to terminate Mr. MacIntosh's employment agreement, as amended, effective as of July 31, 2005. Mr. MacIntosh will receive his entire compensation for services provided to the Company and its subsidiaries through July 31, 2005, which consists of his salary, accrued salary in the amount of $50,413 and a bonus payment in the amount of $25,000 for the fourth quarter of the Company's fiscal year ended June 30, 2005. Both parties agreed that Mr. MacIntosh would not be entitled to any further payments under the employment agreement and/or in connection with its termination. Beginning August 1, 2005, the services provided by Mr. MacIntosh to the Company's Asia Pacific subsidiary as its Chief Executive Officer will be compensated based upon guidelines and principles approved by the Compensation Committee of the Company's Board of Directors, in consultation with Mr. MacIntosh and Mr. Caffarelli as the Company's Chief Executive Officer. Mr. MacIntosh acknowledged that he did not have, and would not assert, any claims against the Company or its officers, directors, employees or agents.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective July 31, 2005, the Company and Justin M. MacIntosh mutually agreed to terminate Mr. MacIntosh's employment with the Company as its President and Chief Executive Officer. Mr. MacIntosh also resigned as President and Chief Executive Officer and director of the Company's subsidiary, CorVu North America, Inc. Mr. MacIntosh will continue as a member of the Company's Board of Directors and as the Chief Executive Officer of CorVu Australasia Pty. Ltd., the Company's Asia Pacific subsidiary.

      Effective August 1, 2005, David C. Carlson, the Company's Chief Financial Officer, resigned from its Board of Directors.

      Effective August 1, 2005, the Company's Board of Directors elected Joseph Caffarelli as the Company's President and Chief Executive Officer. Mr. Caffarelli was also elected as a director of the Company, to fill the vacancy created by Mr. Carlson's resignation; Mr. Caffarelli was not elected to serve as a member on any of the committees of the Board of Directors at this time. Mr. Caffarelli was not elected as a director pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Caffarelli has or had a direct or an indirect material interest. Mr. Caffarelli was also elected as the President and Chief Executive Officer of the Company's subsidiary, CorVu North America, Inc. and as a director of such subsidiary's board of directors, to fill the vacancy created by Mr. MacIntosh's resignation from such board. From April 1999 to December 2000, Mr. Caffarelli was Senior Vice President and Chief Financial Officer at Airspan Network Inc., Uxbridge, UK, a publicly traded global supplier of fixed wireless network equipment. From February 2001 through November 2002, he served as the Senior Vice President and Chief Financial Officer of MedSource Technologies, Inc., a provider of engineering and manufacturing services to the medical device industry. From November 2002 to June 2003, Mr. Caffarelli was the Executive Vice President and Chief Financial Officer of ev3, Inc., a manufacturer and distributor of medical devices. From February 2004 through October 2004, Mr. Caffarelli worked with Millimed Holdings, Inc., a medical device startup, with various responsibilities, finally as the corporation's acting Chief Executive Officer.

      The full text of the press release dated August 2, 2005 regarding Mr. Caffarelli's appointment is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

      (a)   Financial statements: None.

      (b)   Pro forma financial information: None.

      (c)   Exhibits:

            10.1 Employment Agreement dated August 1, 2005 between CorVu Corporation and Joseph Caffarelli

            10.2 Termination of Employment Agreement dated July 31, 2005 between CorVu Corporation and Justin M. MacIntosh

            99.1  Press Release, dated August 2, 2005


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 4, 2005                       CORVU CORPORATION


                                            By /s/ David C. Carlson
                                               ---------------------------------
                                               David C. Carlson
                                               Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  EXHIBIT INDEX
                                       to
                                    FORM 8-K

                                CORVU CORPORATION

Date of Report:                                     Commission File No.: 0-29299
June 29, 2005

Exhibit No.       ITEM
-----------       ----

10.1 Employment Agreement dated August 1, 2005 between CorVu Corporation and Joseph Caffarelli

10.2 Termination of Employment Agreement between CorVu Corporation and Justin MacIntosh dated July 31, 2005

99.1  Press Release, dated August 2, 2005